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                                                                   Exhibit 3.103



                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                         TO THE CERTIFICATE OF FORMATION

                                       OF

                        U.S. OFFICE PRODUCTS-MIDWEST, LLC

1. The name of the limited liability company is U.S. OFFICE PRODUCTS-MIDWEST, LLC, which was formed on March 24, 1998 under the original name of U.S. OFFICE PRODUCTS- MIDWEST, LLC. 2. The Certificate of Formation of the limited liability company is hereby amended as follows:

    FIRST: The name of the limited liability company formed hereby US OFFICE PRODUCTS, CHICAGO DISTRICT, LLC.

    SECOND: The address of the company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the company's registered agent as such address is The Corporation Trust Company.

    THIRD: The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

    FOURTH: No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company. The failure to observe any formalities relating to the business or affairs of the company shall not be grounds for imposing personal liability on any member for the debts, obligations or liabilities of the company.

    FIFTH: The company reserves the right to amend or repeal any provision contained herein in the manner now or hereafter prescribed by law.

3. This Certificate of Amendment and Restatement shall be effective on October 1, 1998.


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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment and Restatement of U.S. OFFICE PRODUCTS-MIDWEST, LLC this Twenty-Fifth day of September, 1998.

                                  U.S. OFFICE PRODUCTS COMPANY

                                  Its Sole Member

                                  By:  /s/  Mark D. Director
                                     -------------------------------------------
                                       Mark D. Director
                                       Executive Vice President - Administration